                                                                 EXHIBIT 99.9(b)

                              LEGAL OPINION CONSENT
                              ---------------------


I consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated March 12, 2001 appearing in Post-Effective Amendment No. 33 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 16, 2001.




                                        JAMES R. BORDEWICK, JR.
                                        James R. Bordewick, Jr.
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
September 25, 2001